Free Writing Prospectus
File Pursuant to Rule 433
Registration Statement No. 333-132747
April 2, 2008
E-TRACS CMCI CMCI Agriculture CMCI Energy CMCI Food CMCI Industrial Metals CMCI Livestock CMCI Gold CMCI Silver Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities and currencies. UBS Exchange Traded Access Securities (UBS E-TRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, UBS E-TRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products.

About E-TRACS Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities and currencies. UBS Exchange Traded Access Securities (UBS E-TRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, UBS E-TRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. How To Trade Tax Info Comparisons Benefits and Risks The UBS E-TRACS currently available are issued by UBS AG and listed on the NYSE Arca exchange. They may be purchased in a similar way to other publicly traded securities and can be bought or sold at any time during market hours. How to invest in E-TRACS E-TRACS can be purchased through a broker on a U.S. securities exchange during market hours. How to sell E-TRACS ETNs E-TRACS ETNs can be sold through a broker in the secondary market on a U.S. securities exchange during market hours.

Redemption info How to Redeem E-TRACS ETNs Holders of E-TRACS generally may elect to require UBS to redeem their E-TRACS on any trading day during the term, subject to minimum size and certain other limitations and procedures specified in the relevant E-TRACS prospectus supplement. UBS may have a contingent right to call some E-TRACS prior to maturity where less than a specified principal amount continues to be traded. The existence of, and conditions for exercise of this right by UBS, will be specified in the applicable prospectus supplement. At maturity, or upon early redemption, the E-TRACS will be redeemed by UBS for a cash payment based on the performance of the underlying index, less an investor fee, amount (as specified in the relevant E-TRACS prospectus supplement for each offering of E-TRACS), determined on the final or applicable valuation date. Any cash amount that a holder may receive at maturity and upon early redemption will be determined by the performance of the underlying index (net of the investor fee amount payable by the holder). The E-TRACS do not pay interest and do not guarantee that investor’s will receive at least their principal investment at maturity. Investors may lose up to 100% of their original principal amount invested. Investors should consult their broker or financial advisor for more information.

About E-TRACS Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. UBS Exchange Traded Access Securities (UBS E-TRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, UBS E-TRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. How To Trade Tax Info Comparisons Benefits and Risks E-TRACS Treatment for US Federal Income Tax Purposes This discussion applies to you only if you hold your E-TRACS as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules or a Non-United States holder. There is no authority that directly addresses the tax treatment of your E-TRACS and thus the tax treatment of your E-TRACS is uncertain. However the E-TRACS are intended to be treated as a pre-paid forward contract with respect to the Index and the terms of the E-TRACS require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the E-TRACS for all tax purposes in accordance with such characterization. If the E-TRACS are so treated, you should recognize capital gain or loss upon the sale, redemption or maturity of your E-TRACS in an amount equal to the difference between the amount you receive at such time and your tax basis in the E-TRACS. In general, your tax basis in your E-TRACS will be equal to the price you paid for it. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your E-TRACS will generally begin on the date after the issue date (i.e., the Settlement Date) for your E-TRACS and, if you hold your E-TRACS until maturity, your holding period will generally include the maturity date. The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the E-TRACS. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the E-TRACS should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the E-TRACS will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your E-TRACS for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of the E-TRACS purchased after the bill is enacted to accrue interest income over the term of the E-TRACS despite the fact that there will be no interest payments over the term of the E-TRACS. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your E-TRACS. In addition, it is possible that (i) the E-TRACS could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments, (ii) the E-TRACS could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date or (iii) Section 1256 of the Internal Revenue Code could apply to your E-TRACS. Because of the absence of authority regarding the appropriate tax characterization of your E-TRACS, it is possible that the IRS could seek to characterize your E-TRACS in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as if you owned the underlying components of the underlying Index, (ii) you should be required to accrue interest income over the term of your E-TRACS, (iii) any gain or loss that you recognize upon the exchange or maturity of your E-TRACS should be treated as ordinary gain or loss or (iv) you should be required to include in ordinary income an amount equal to any increase in the underlying index that is attributable to ordinary income that is realized in respect of the component of the underlying index, such as interest, dividends or net-rental income. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your E-TRACS for U.S. federal income tax purposes. Investors should note that the intended tax treatment discussed above may not apply to all E-TRACS, and that the expected tax treatment of particular E-TRACS will depend on the specific nature and terms of those E-TRACS. The tax summary provided in the disclosure document for particular E-TRACS will supersede, and should be read to replace, the above discussion in respect of those E-TRACS. In evaluating any potential investment in E-TRACS, investors should refer to, and carefully consider, the tax summary in the relevant disclosure document for particular E-TRACS, and should consult their own tax advisors regarding the tax consequences to them of an investment in those E-TRACS in light of their particular circumstances as a taxpayer and the specific characteristics and terms of those E-TRACS. No assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of E-TRACS. Even if the tax treatment of E-TRACS is changed for any reason only on a prospective basis, that could affect our ability to issue additional E-TRACS under an existing prospectus supplement, which could affect liquidity for E-TRACS issued prior to such change. We do not offer tax or legal advice. An investor should consult with tax and legal advisors before investing.

About E-TRACS Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. UBS Exchange Traded Access Securities (UBS E-TRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, UBS E-TRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. How To Trade Tax Info Comparisons Benefits and Risks ETN ETF Mutual Fund Type of Security Debt Securities Registered Investment Companies Registered Investment Companies Liquidity Daily on exchange Daily on exchange Daily (close of business) at net asset value Tax Tax reporting intended in year of sale, Yearly 1099 tax reporting Yearly 1099 tax reporting maturity or repurchase by the issuer Registration Securities Act of 1933 Investment Company Act of 1940 Investment Company Act of 1940 Investor ownership Senior, unsecured debt of the ETN Equity stake in a portfolio of securities Equity stake in a portfolio of securities issuer Principal Risk Market and issuer risk Market risk Market risk Short Sales Yes, subject to lending availability Yes, subject to lending availability Not available Voting Rights None Yes Yes

About E-TRACS Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities that are designed to track the total return of a specific market index, less investor fees, and provide investors with exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. UBS Exchange Traded Access Securities (UBS E-TRACS) belong to an innovative class of investment products offering easy access to markets and strategies that may not be readily available to individual investors. After their initial offering, UBS E-TRACS ETNs can be bought and sold through a broker or financial advisor on a US securities exchange. ETNs are not equities or index funds, but they do share several characteristics with those products. How To Trade Tax Info Comparisons Benefits and Risks Benefits Access to New Markets and Strategies Certain asset classes and strategies are not easily accessible to individual investors. E-TRACS provide opportunities to gain exposure to these asset classes and strategies in a convenient and cost-efficient way. Portfolio Diversification E-TRACS are designed to provide investors with exposure to the total returns of various market indices, including stocks, bonds, commodities, currencies in order to construct a well-rounded portfolio to meet their investment objectives. Price Transparency E-TRACS are designed to provide a return that is linked to the performance of an underlying index, less the investor fee amount. The daily closing prices, daily closing indicative values and daily repurchase values of all E-TRACS and the daily closing levels of their underlying indices will be available in the product section for that particular ETN so that investors can easily track the performance of their E-TRACS products. Tax Efficiency E-TRACS are intended to offer a tax-efficient way to invest. Index mutual funds and exchange-traded funds (ETFs) are often required to make yearly taxable income and capital gains distributions to shareholders. In contrast, under the intended tax treatment of the E-TRACS, the timing of the realization of gains or losses on their E-TRACS is based on when investors buy and sell their investment. Under the intended treatment, investors will only realize gains or losses upon the sale, maturity or repurchase by the issuer of their E-TRACS ETNs.

For a more complete understanding of the intended tax treatment of particular E-TRACS and any related tax risks investors should read the related E-TRACS prospectus supplement regarding their expected tax treatment. We do not offer tax or legal advice. Investors are urged to consult with tax and legal advisors before investing. Flexibility and Liquidity Similar to equities, E-TRACS offer the liquidity provided by exchange listing. Individual investors can choose to sell E-TRACS in the secondary market at market prices during trading hours or hold them until maturity or may elect to require UBS to redeem the E-TRACS prior to maturity. Investors may elect to require UBS to redeem E-TRACS on a daily basis (as specified in the relevant E-TRACS prospectus supplement for each offering of E-TRACS). UBS will have certain requirements for early redemption. Please consult a broker or financial advisor for more information. Investors will receive a cash payment based on the performance of the index, less an investor fee amount, at maturity or earlier redemption by UBS. Top Risks For a more comprehensive list of risk factors, please refer to the respective prospectus supplement and prospectus for the particular offering of E-TRACS in which you are considering an investment. No Principal Protection The E-TRACS are fully exposed to any decline in the level of the underlying index. If the value of the underlying index decreases, or does not increase by an amount greater than the aggregate investor fee applicable to E-TRACS, an investor will receive less than the investor’s original investment in E-TRACS upon maturity or early redemption by UBS and could lose up to 100% of the original principal amount. Underlying Index Risk The return on each E-TRACS is linked to the performance of its underlying index, which, in turn, is linked to the prices of the underlying index components. These prices are determined based on a variety of market and economic factors and may change unpredictably, affecting the value of the underlying index and, consequently, the value of your E-TRACS in unforeseeable ways. Concentrated Investment Risk The underlying index components of some E-TRACS may be concentrated in a specific sector. The investment may therefore carry risks similar to a concentrated investment in a limited number of industries or sectors. No Interest Payments Investors will not receive any periodic interest payments on the E-TRACS. Issuer Risk E-TRACS are unsecured debt securities of UBS. The payment of the amount due on the E-TRACS upon early redemption by UBS or at maturity is dependent on UBS’s ability to pay. A Trading Market for the E-TRACS May Not Develop Although E-TRACS are listed on a U.S. securities exchange, a trading market for E-TRACS may not develop. Affiliates of UBS and the broker-dealers distributing E-TRACS may engage in limited purchase and resale transactions. However, they are not required to do so and, if they engage in such transactions, they may stop at any time. UBS is not required to maintain any listing of E-TRACS on an exchange. Top Risks rider Minimum redemption amount: E-TRACS may be sold throughout the day on the relevant exchange through any brokerage account. There are restrictions on the minimum principal balance of E-TRACS that you may redeem directly with UBS as specified in the applicable prospectus supplement or other relevant offering document. No early redemption for limited period following issuance: You may not be permitted to elect to redeem your E- TRACS for a limited period following the initial issue date for the particular E-TRACS you purchase. Accordingly, your ability to liquidate your E-TRACS may be limited prior to this date.

Election of early redemption is irrevocable: Investors will not be able to rescind their election to redeem your E-TRACS after a redemption notice is received by UBS and will be exposed to market risk in the event market conditions change between that time that UBS receives the election and the time that the amount payable upon redemption is determined on the applicable valuation date. UBS’ contingent call right: UBS may have the right to elect to redeem all, but not less than all, of the outstanding E-TRACS relating to a particular index subject to the satisfaction of certain conditions to be specified in the applicable prospectus supplement.

UBS Investment Bank — E-TRACS Products E-TRACS exchange traded notes (ETNs) are senior, unsecured, unsubordinated debt securities, designed to track the total return of a specific market index, less investor fees. As UBS’s ETN investment products, they offer easy access to markets and strategies that may not be readily available to individual investors. They provide exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. E-TRACS, ETRACS, UBS, exchange traded access securities, ETN, ETNs, Exchange Traded Notes, UBS E-TRACS, e-tracs.com, etracs.com, unsecured securities, unsubordinated debt securities, CMCI, CMCI TR, CMCI Energy, CMCI Industrial Metals, CMCI Agriculture, CMCI Food, CMCI Livestock, CMCI Gold, CMCI Platinum, CMCI Silver About E-TRACS E-TRACS Products Media & Press Contact Us E-TRACS products Product Name Ticker Symbol Fee (bps) Exchange Maturity Date CMCI TR* UCI 65bps NYSE Arca April 05, 2038 CMCI Agriculture TR UAG 65bps NYSE Arca April 05, 2038 CMCI Industrial Metals TR UBM 65bps NYSE Arca April 05, 2038 CMCI Energy TR UBN 65bps NYSE Arca April 05, 2038 CMCI Food TR FUD 65bps NYSE Arca April 05, 2038 CMCI Livestock TR UBC 65bps NYSE Arca April 05, 2038 CMCI Gold TR UBG 30bps NYSE Arca April 05, 2038 CMCI Silver TR USV 40bps NYSE Arca April 05, 2038 CMCI Platinum TR PTM 95bps NYSE Arca April 05, 2038 * TR = Total Return For further UBS CMCI information, please go to http://www.ubs.com/cmci.

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Commodities
- **CMCI TR**
- CMCI Agriculture TR
- CMCI Industrial Metals TR
- CMCI Energy TR
- CMCI Food TR
- CMCI Livestock TR
- CMCI Gold TR
- CMCI Silver TR

# Commodities
# UBS E-TRACS CMCI Total Return

UBS E-TRACS CMCI Total Return is designed to track the performance of the UBS Bloomberg Constant Maturity Commodity Index Total Return, less investor fees. The CMCI is the first benchmark commodity index to diversify across both commodities and maturities. The CMCI TR measures the collateralized returns from a basket of 28 commodity futures contracts representing the energy, precious metals, industrial metals, agricultural and livestock sectors. In addition, the commodity futures contracts are diversified across five constant maturities from three months up to three years.

→ Product profile
→ Market data
→ Returns
→ Index composition
→ Sector weightings
→ Index comparisons
→ Maturity weights



Related product links
→ E-TRACS CMCI TR Fact sheet
→ E-TRACS CMCI TR Prospectus

### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Total Return |
| Underlying Product | UBS Bloomberg CMCI Total Return |
| Issuer | UBS AG |
| Ticker Symbol | UCI |
| CUSIP | 902641778 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.65% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | N/A |

Updated on: April 01, 2008

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Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Total Return 483.26% 20.21% 12.24% 1.24% S&P GSCI Total Return 260.51% 14.32% 21.92% 0.43% DJAIG Total Return 232.43% 13.36% 14.87% 0.56% Rogers Total Return 411.03% 18.56% 16.58% 0.82% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI TR Index Composition Energy 32.95% Industrial Metals 28.95% Precious Metals 4.82% Agriculture 28.95% Livestock 4.33% Total 100.00% Updated on: January 18, 2008 Top

Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee. Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph illustrates the performance of the Index from July 31, 1998 through February 29, 2008 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Total Return, Dow Jones-AIG Commodity IndexSM Total Return and Rogers International Commodity Index® Total Return. The data for the CMCI Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. The bars represent cumulative tenor weights of all 28 futures contracts for each constant maturity. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

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Commodities
- CMCI TR
- **CMCI Agriculture TR**
- CMCI Industrial Metals TR
- CMCI Energy TR
- CMCI Food TR
- CMCI Livestock TR
- CMCI Gold TR
- CMCI Silver TR

# Commodities
## UBS E-TRACS CMCI Agriculture Total Return

UBS E-TRACS CMCI Agriculture Total Return is designed to track the performance of the UBS Bloomberg CMCI Agriculture Index Total Return, less investor fees. The CMCI Agriculture TR measures the collateralized returns from a basket of 12 futures contracts representing the agricultural sector. The commodity futures contracts are diversified across three constant maturities from three months up to one year.

- Product profile
- Market data
- Returns
- Index composition
- Sector weightings
- Index comparisons
- Maturity weights



Related product links
- E-TRACS CMCI Agriculture TR Fact sheet
- E-TRACS CMCI Agriculture TR Prospectus

### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Agriculture Total Return |
| Underlying Product | UBS Bloomberg CMCI Agriculture Total Return |
| Issuer | UBS AG |
| Ticker Symbol | UAG |
| CUSIP | 902641760 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.65% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | N/A |

Updated on: April 01, 2008

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Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Agriculture Total Return 84.30% 6.21% 13.86% 0.20% S&P GSCI Agriculture Total Return -20.48% -2.23% 16.69% -0.34% DJAIG Agriculture Total Return 11.36% 1.07% 15.96% -0.15% Rogers Agriculture Total Return 15.69% 1.45% 12.40% -0.16% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Agriculture TR — Index Composition SRW Wheat 8.35% HRW Wheat 4.57% Corn 18.78% Soybeans 16.18% Soybean Meal 5.05% Soybean Oil 4.61% Sugar #11 13.59% Sugar #5 10.45% Cocoa 4.41% Coffee “C” Arabica 5.04% Cotton 6.64% F.C. Orange Juice (A) 2.33% Total 100.00% Updated on: January 18, 2008 Top

Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee. Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph illustrates the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Agriculture Index Total Return, Dow Jones-AIG Agriculture Total Return IndexSM and Rogers International Commodity Index® Agriculture Total Return. The data for the CMCI Agriculture Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

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Commodities

- CMCI TR
- CMCI Agriculture TR
- **CMCI Industrial Metals TR**
- CMCI Energy TR
- CMCI Food TR
- CMCI Livestock TR
- CMCI Gold TR
- CMCI Silver TR

# Commodities

## UBS E-TRACS CMCI Industrial Metals Total Return

UBS E-TRACS CMCI Industrial Metals Total Return is designed to track the performance of the UBS Bloomberg CMCI Industrial Metals Index Total Return, less investor fees. The CMCI Industrial Metals TR measures the collateralized returns from a basket of five futures contracts representing the industrial metals sector. The commodity futures contracts are diversified across five constant maturities from three months up to three years.

- Product profile
- Market data
- Returns
- Index composition
- Sector weightings
- Index comparisons
- Maturity weights



### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Industrial Metals Total Return |
| Underlying Product | UBS Bloomberg CMCI Industrial Metals Total Return |
| Issuer | UBS AG |
| Ticker Symbol | UBM |
| CUSIP | 902641752 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.65% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | 25.14 |

Updated on: April 02, 2008

Top

Related product links

- E-TRACS CMCI Industrial Metals TR Fact sheet
- E-TRACS CMCI Industrial Metals TR Prospectus

Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Industrial Metals Total Return 514.27% 20.86% 18.59% 0.94% S&P GSCI Industrial Metals Total Return 336.63% 16.63% 20.13% 0.66% DJAIG Industrial Metals Total Return 361.74% 17.31% 20.70% 0.67% Rogers Industrial Metals Total Return 474.26% 20.01% 18.90% 0.88% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Industrial Metals TR — Index Composition Copper 40.72% Zinc 10.92% Aluminium 35.69% Nickel 9.74% Lead 2.94% Total 100.00% Updated on: January 18, 2008 Top

Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee. Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph illustrates the performance of the Index from July 31, 1998 through February 29, 2008 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Metals Index (GSCI®) Industrial Metals Index Total Return, Dow Jones-AIG Industrial Metals Total Return Sub-indexSM and Rogers International Commodity IndexSM Metals Total Return. The data for the CMCI Industrial Metals Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts. Top

UBS Investment Bank — E-TRACS CMCI Energy Total Return E-TRACS exchange traded notes (ETNs) are senior, unsecured, unsubordinated debt securities, designed to track the total return of a specific market index, less investor fees. As UBS’s ETN investment products, they offer easy access to markets and strategies that may not be readily available to individual investors. They provide exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. E-TRACS, ETRACS, UBS, exchange traded access securities, ETN, ETNs, Exchange Traded Notes, UBS E-TRACS, e-tracs.com, etracs.com, unsecured securities, unsubordinated debt securities, CMCI, CMCI TR, CMCI Energy, CMCI Industrial Metals, CMCI Agriculture, CMCI Food, CMCI Livestock, CMCI Gold, CMCI Platinum, CMCI Silver About E-TRACS E-TRACS Products Contact Us CMCI Energy TR UBS E-TRACS CMCI Energy Total Return is designed to track the performance of the UBS Bloomberg CMCI Energy Index Total Return, less investor fees. The CMCI Energy TR measures the collateralized returns from a basket of seven futures contracts representing the energy sector. The commodity futures contracts are diversified across five constant maturities from three months up to three years. Product profile Market data Returns Index composition Sector weightings Index comparisons Maturity weights Product profile Product Name E-TRACS CMCI Energy Total Return Underlying Product UBS Bloomberg CMCI Energy Total Return Issuer UBS AG Ticker Symbol UBN CUSIP 902641745 Primary Exchange NYSE Arca Initial Trade Date April 01, 2008 Maturity Date April 05, 2038 Yearly Fee (%) 0.65% Market data Closing Price N/A Volume N/A Net Change N/A 20 Day Volume Average N/A % Change N/A Shares Outstanding N/A High (52 week) N/A Market Cap N/A Low (52 week) N/A Daily Indicative Value 24.96 Updated on: April 02, 2008 Top

Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Energy Total Return 932.30% 25.86% 23.89% 0.94% S&P GSCI Energy Total Return 314.04% 15.03% 31.68% 0.37% DJAIG Energy Total Return 282.13% 14.12% 32.60% 0.33% Rogers Energy Total Return 704.03% 22.80% 32.87% 0.59% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Energy TR — Index Composition WTI Cruide Oil (NYMEX:CL) 24.64% WTI Cruide Oil (ICE:EN) 10.84% Brent Crude Oil 16.16% Heating oil #2 7.92% Gasoil 9.02% RBOB Gasoline 8.92% HHUB Natural Gas 22.51% Total 100.00% Updated on: January 18, 2008 Top

Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee. Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph illustrates the performance of the Index from January 5,1998 through February 29, 2008 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Energy Index Total Return, Dow Jones-AIG Energy Total Return IndexSM and Rogers International Index® Energy Total Return. The data for the CMCI Energy Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

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Commodities
- CMCI TR
- CMCI Agriculture TR
- CMCI Industrial Metals TR
- CMCI Energy TR
- **CMCI Food TR**
- CMCI Livestock TR
- CMCI Gold TR
- CMCI Silver TR

# Commodities
## UBS E-TRACS CMCI Food Total Return

UBS E-TRACS CMCI Food Total Return is designed to track the performance of the UBS Bloomberg CMCI Food Index Total Return, less investor fees. The CMCI Food TR is the first investable commodity index to provide direct exposure to food. The CMCI Food TR measures the collateralized returns from a basket of 13 futures contracts from the agricultural and livestock sectors. The commodity futures contracts are diversified across three constant maturities from three months up to one year.

- Product profile
- Market data
- Returns
- Index composition
- Sector weightings
- Index comparisons
- Maturity weights



Related product links
- E-TRACS CMCI Food TR Fact sheet
- E-TRACS CMCI Food TR Prospectus

### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Food Total Return |
| Underlying Product | UBS Bloomberg CMCI Food Total Return |
| Issuer | UBS AG |
| Ticker Symbol | FUD |
| CUSIP | 902641737 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.65% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | 25.20 |

Updated on: April 02, 2008

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### Returns - Livestock

| | Total Return | Annualized Return | Annual Volatility | Sharpe Ratio |
|---|---|---|---|---|
| CMCI Livestock Total Return | 72.04% | 5.49% | 12.87% | 0.16% |
| S&P GSCI Livestock Total Return | -15.01% | -1.59% | 14.19% | -0.35% |
| DJAIG Livestock Total Return | -22.61% | -2.49% | 15.03% | -0.39% |

Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively.

### Returns - Agriculture

| | Total Return | Annualized Return | Annual Volatility | Sharpe Ratio |
|---|---|---|---|---|
| CMCI Food Total Return | 97.54% | 6.94% | 12.95% | 0.27% |
| S&P GSCI Agriculture Total Return | -20.48% | -2.23% | 16.71% | -0.34% |
| DJAIG Agriculture Total Return | 11.36% | 1.07% | 15.95% | -0.15% |
| Rogers Agriculture Total Return | 15.69% | 1.45% | 12.38% | -0.16% |

Returns for the period from January 5, 1998 through February 29, 2008.

### UBS Bloomberg CMCI Food TR - Index Composition

| | |
|---|---|
| SRW Wheat | 7.71% |
| HRW Wheat | 4.22% |
| Corn | 17.33% |
| Soybeans | 14.94% |
| Soybean Meal | 4.66% |
| Soybean Oil | 4.25% |
| Sugar #11 | 12.55% |
| Sugar #5 | 9.65% |
| Cocoa | 4.07% |
| Coffee "C" Arabica | 4.65% |
| F.C. Orange Juice (A) | 2.15% |
| Live Cattle | 8.02% |
| Live Hogs | 5.79% |
| **Total** | **100.00%** |

Updated on: January 18, 2008

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Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee. Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee.

The graph illustrates the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with two traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Livestock Index Total Return and Dow Jones-AIG Livestock Total Return Sub-IndexSM. The data for the CMCI Food Total Return is derived by using the Index’s calculation methodology with historical prices. Source: UBS Investment Bank, CMCI Advisory Committee. The graphs illustrate the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Agriculture Index Total Return, Dow Jones-AIG Agriculture Total Return Sub-IndexSM and Rogers International Commodity Index® Agriculture Total Return. The data for the CMCI Food Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

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UBS Exchange Traded Access Securities (UBS E-TRACS)

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Commodities
- CMCI TR
- CMCI Agriculture TR
- CMCI Industrial Metals TR
- CMCI Energy TR
- CMCI Food TR
- **CMCI Livestock TR**
- CMCI Gold TR
- CMCI Silver TR

# Commodities
# UBS E-TRACS CMCI Livestock Total Return

UBS E-TRACS CMCI Livestock Total Return is designed to track the performance of the UBS Bloomberg CMCI Livestock Index Total Return, less investor fees. The CMCI Livestock TR measures the collateralized returns from a basket of futures contracts representing the livestock sector. The commodity futures contracts are diversified across two constant maturities of three months and six months.

- Product profile
- Market data
- Returns
- Index composition
- Sector weightings
- Index comparisons
- Maturity weights



Related product links
- E-TRACS CMCI Livestock TR Fact sheet
- E-TRACS CMCI Livestock TR Prospectus

### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Livestock Total Return |
| Underlying Product | UBS Bloomberg CMCI Livestock Total Return |
| Issuer | UBS AG |
| Ticker Symbol | UBC |
| CUSIP | 902641828 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.65% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | 24.92 |

Updated on: April 02, 2008

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Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Livestock Total Return 72.04% 5.49% 12.87% 0.16% S&P GSCI Livestock Total Return -15.01% -1.59% 14.19% -0.35% DJAIG Livestock Total Return -22.61% -2.49% 15.03% -0.39% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Livestock TR — Index Composition Live Cattle 58.06% Lean Hogs 41.94% Total 100.00% Updated on: January 18, 2008 Top Sector weightings Source: UBS Investment Bank, CMCI Advisory Committee.

Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph below illustrates the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with two traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Livestock Index Total Return and Dow Jones-AIG Livestock Total Return Sub-IndexSM. The data for the CMCI Agriculture Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

UBS Investment Bank

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UBS Exchange Traded Access Securities (UBS E-TRACS)

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Commodities

- CMCI TR
- CMCI Agriculture TR
- CMCI Industrial Metals TR
- CMCI Energy TR
- CMCI Food TR
- CMCI Livestock TR
- **CMCI Gold TR**
- CMCI Silver TR

# Commodities
# UBS E-TRACS CMCI Gold Total Return

UBS E-TRACS CMCI Gold Total Return is designed to track the performance of the UBS Bloomberg CMCI Gold Total Return, less investor fees. The CMCI Gold TR measures the collateralized returns from a basket of gold futures contracts. The commodity futures contracts are diversified across five constant maturities from three months up to three years.

- Product profile
- Market data
- Returns
- Index composition
- Index comparisons
- Maturity weights


1 Kilo

Related product links

- E-TRACS CMCI Gold TR Fact sheet
- E-TRACS CMCI Gold TR Prospectus

### Product profile

| | |
|---|---|
| Product Name | E-TRACS CMCI Gold Total Return |
| Underlying Product | UBS Bloomberg CMCI Gold Total Return |
| Issuer | UBS AG |
| Ticker Symbol | UBG |
| CUSIP | 902641810 |
| Primary Exchange | NYSE Arca |
| Initial Trade Date | April 01, 2008 |
| Maturity Date | April 05, 2038 |
| Yearly Fee (%) | 0.30% |

### Market data

| | | | |
|---|---|---|---|
| Closing Price | N/A | Volume | N/A |
| Net Change | N/A | 20 Day Volume Average | N/A |
| % Change | N/A | Shares Outstanding | N/A |
| High (52 week) | N/A | Market Cap | N/A |
| Low (52 week) | N/A | Daily Indicative Value | 25.20 |

Updated on: April 02, 2008

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Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Gold Total Return 244.00% 12.94% 15.97% 0.60% Gold Spot Price ($/oz.) 237.97% 12.75% 16.65% 0.56% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Gold TR — Index Composition Gold 100.00% Updated on: January 18, 2008 Top Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph above illustrates the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with the spot price of gold, determined on the basis of the price of an ounce of gold as set by the afternoon session of the twice daily fix of the price of an ounce of gold. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts.

UBS Investment Bank — E-TRACS CMCI Silver Total Return E-TRACS exchange traded notes (ETNs) are senior, unsecured, unsubordinated debt securities, designed to track the total return of a specific market index, less investor fees. As UBS’s ETN investment products, they offer easy access to markets and strategies that may not be readily available to individual investors. They provide exposure to the total returns of various market indices, including indices linked to stocks, bonds, commodities, and currencies. E-TRACS, ETRACS, UBS, exchange traded access securities, ETN, ETNs, Exchange Traded Notes, UBS E-TRACS, e-tracs.com, etracs.com, unsecured securities, unsubordinated debt securities, CMCI, CMCI TR, CMCI Energy, CMCI Industrial Metals, CMCI Agriculture, CMCI Food, CMCI Livestock, CMCI Gold, CMCI Platinum, CMCI SilverAbout E-TRACS About E-TRACS E-TRACS Products Contact Us CMCI Silver TR UBS E-TRACS CMCI Silver Total Return is designed to track the performance of the UBS Bloomberg CMCI Silver Total Return, less investor fees. The CMCI Silver TR measures the collateralized returns from a basket of silver futures contracts. The commodity futures contracts are diversified across five constant maturities from three months up to three years. Product profile Market data Returns Index composition Index comparisons Maturity weights Product profile Product Name E-TRACS CMCI Silver Total Return Underlying Product UBS Bloomberg CMCI Silver Total Return Issuer UBS AG Ticker Symbol USV CUSIP 902641794 Primary Exchange NYSE Arca Initial Trade Date April 01, 2008 Maturity Date April 05, 2038 Yearly Fee (%) 0.40% Market data Closing Price N/A Volume N/A Net Change N/A 20 Day Volume Average N/A % Change N/A Shares Outstanding N/A High (52 week) N/A Market Cap N/A Low (52 week) N/A Daily Indicative Value 25.25 Updated on: April 02, 2008 Top

Returns Total Return Annualized Return Annual Volatility Sharpe Ratio CMCI Silver Total Return 271.57% 13.81% 26.39% 0.39% Silver Spot Price ($/oz.) 234.12% 12.62% 27.63% 0.33% Source: UBS Investment Bank, publicly available data. Historical information presented is as of February 29, 2008 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may different significantly from historical performance, either positively or negatively. UBS Bloomberg CMCI Silver TR — Index Composition Silver 100.00% Updated on: January 18, 2008 Top Index comparisons Source: UBS Investment Bank, CMCI Advisory Committee. The graph illustrates the performance of the Index from January 5, 1998 through February 29, 2008 in comparison with the spot price of silver in $/oz. The data for the CMCI Silver Total Return is derived by using the Index’s calculation methodology with historical prices. Top

Maturity weights Source: UBS Investment Bank, CMCI Advisory Committee. Weights across maturities are determined based on the relative liquidity of the underlying futures contracts. Top

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Rogers International Commodity Index® Rogers International Commodity Index, RICI and Rogers International Commodity Index — Total Return are trademarks and service marks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are subject to license © UBS 1998-2008. All rights reserved. close this window

About Cookies UBS does not collect personally identifying data from this Website except when specifically and knowingly provided by you. In the latter case, subject to any applicable local laws, we may use your personal information to market products and services we believe might be of interest to you. UBS may use session specific cookies* or web bugs** to obtain general non-personal information data regarding your use of this Website including IP address*** and session number****. This data will be collected primarily for purposes of administering or compiling demographic information, and of monitoring usage and performance of this Website. We may also use such cookies to facilitate your movement within this Website (e.g. remembering passwords during the session and recording any country of residency selection you may have made). You may disable web bugs by disabling the javascript in your browser within the security settings. However, once javascript is disabled the site may not function correctly. You may also set your browser in order to disable any cookies that may be used by UBS: Netscape 6.0: (1) Task Bar (2) Edit (3) Preferences (4) Advanced (5) Cookies; Netscape 7.0: (1) Edit (2) Preferences (3) Category column (on the left hand side) (4) Privacy & Security (5) Cookies (6) Disable cookies (7) OK; Internet Explorer 6.0: (1) Tools (2) Internet Options (3) Privacy (4) Custom Level (5) Advanced (6) Override automatic cookie handling - Accept, Block or Prompt; Internet Explorer 5.0 or 5.5: (1)Tools (2) Internet Options (3) Security (4) Custom Level (5) Cookies option — Accept, Disable, or Prompt. * A cookie is information that a web server stores on your hard disk so that it allows a website to store your preferences on your machine and later retrieve it. ** A web bug is a graphic on a viewed web page that transmits information to a web server. *** An IP address is a 32-binary digit number that identifies each sender or receiver of information that is sent in packets across the Internet. **** A session is a series of interactions between two communication end points that occur during the span of a single connection and is related to a particular session number. close this window

Home | Accessibility | Zoom version | Service Finder | Contact | eng deu fra ita spa por dut swe nor UBS Homepage Privacy Policy UBS AG (“UBS”, “we” or “us”), which includes UBS AG’s subsidiaries and branches, is aware that informed about how any personal data and financial information (“Data”) that you may send via the website (“Website”) is treated. Accordingly we have developed this Privacy Policy (“Policy”) to exp precautions to keep your Data secure. This Website may include hyperlinks to other websites that are not operated or controlled by UBS This Policy only applies to this Website and UBS is not responsible for the content or the privacy p Sites. This Policy may be updated and we therefore invite you to consult this Policy from time to time in o yourself with any changes. The last paragraph of this Policy indicates when the Policy was last upd The terms of this Policy are without prejudice to any contractual terms you may enter into with us, precedence over the terms of this Policy. Data Transfer to UBS and Trans-border Data Flow Please be aware that the Internet is generally not regarded as a secure environment, and that Dat can be accessed by unauthorised third parties, potentially leading to disclosures, changes in conte Data sent via the Internet may be transmitted across international borders even though both sende located in the same country. Therefore, your Data may be forwarded to a country with a lower data exists in your country of residence. UBS accepts no responsibility or liability for the security of your Data whilst in transit via the Interne protect the privacy we would like to remind you that you may choose another means of communica deem it appropriate. In specific situations, UBS provides an encrypted communication transfer for your Data (e.g. e-ban will be specifically indicated.

**Processing of Data by UBS and Use for Marketing Purposes**

UBS does not collect personally identifying Data from this Website except when specifically and knowingly provided by you. In the latter case, subject to any applicable local laws, we may use your personal information to market products and services we believe might be of interest to you.

UBS may use session specific cookies* or web bugs** to obtain non-personal information Data regarding your use of this Website including IP address*** and session number****. This Data will be collected primarily for purposes of administering or compiling demographic information, and of monitoring usage and performance of this Website. We may also use such cookies to facilitate your movement within this Website (e.g. remembering passwords during the session and recording any country of residency selection you may have made.)

You may disable web bugs by disabling the javascript in your browser within the security settings. However, once javascript is disabled the site may not function correctly. You may also set your browser in order to disable any cookies that may be used by UBS: **Netscape 6.0**: (1) Task Bar (2) Edit (3) Preferences (4) Advanced (5) Cookies; **Netscape 7.0**: (1) Edit (2) Preferences (3) Category column (on the left hand side) (4) Privacy & Security (5) Cookies (6) Disable cookies (7) OK; **Internet Explorer 6.0**: (1) Tools (2) Internet Options (3) Privacy (4) Custom Level (5) Advanced (6) Override automatic cookie handling - Accept, Block or Prompt; **Internet Explorer 5.0 or 5.5**: (1) Tools (2) Internet Options (3) Security (4) Custom Level (5) Cookies option - Accept, Disable, or Prompt.

**Data Security**

Within UBS your personal Data will be transmitted and stored in a protected environment (e.g. firewalls). We undertake to take all reasonable steps in order not to allow your personal Data to be seen by any third parties other than those, which have been engaged by UBS to provide services to you. We will only disclose your Data to other third parties, if compelled to do so for legal or regulatory purposes.

We may store Data in locations other than your country of residence. In such cases UBS will endeavour to ensure that there are adequate levels of protection for your Data taking into account applicable legal and regulatory requirements, including those relating to banking secrecy and data protection.

For further information please read our disclaimer.

This Policy was last updated in December 2003.

www.ubs.com © Copyright by UBS AG, 2004 - All rights reserved.

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* A cookie is information that a web server stores on your hard disk so that it allows a website to store your preferences on your machine and later retrieve it.
** A web bug is a graphic on a viewed web page that transmits information to a web server.
*** An IP address is a 32-binary digit number that identifies each sender or receiver of information that is sent in packets across the Internet.
**** A session is a series of interactions between two communication end points that occur during the span of a single connection and is related to a particular session number.

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Privacy Policy

All conditions are currently normal. UBS Investment Bank’s Business Continuity Plan (PDF)

As of November 14, 2007 Overview of UBS Investment Bank’s Business Continuity Plan UBS Investment Bank is committed to taking commercially reasonable steps to provide protection for essential activities and critical support services should a significant business disruption result from events such as power outages, natural disasters, pandemics or other situations. UBS Investment Bank established a Business Continuity Plan intended to protect assets, processes and customer data while enabling continued operation of critical functions during or immediately following a disruption. UBS Investment Bank recognizes its responsibility to help protect global Financial Systems and strives to meet or exceed regulatory guidelines and recommendations. Depending on the type, scope or duration of a business disruption, UBS Investment Bank’s Business Continuity Plan is engineered to resume critical operations (clearance and settlement) within the same business day. UBS Investment Bank intends to recover and resume the remaining operations within predefined timeframes, in many cases by the end of the next business day. Our Business Continuity Program considers various levels of disruption that might affect one building, a business district, city or a wide-scale condition affecting a region or multiple regions. UBS Investment Bank plans to utilize its local recovery capabilities and, when deemed necessary and appropriate, has the ability to recover to international locations to resume business and ensure customers prompt access to funds and securities. Information is stored securely in multiple sites located within the countries in which we operate and internationally, when permissible by local regulations, allowing UBS Investment Bank to recover and utilize critical data in the event of a business disruption. Pandemic preparedness is important at UBS. Globally, our planning considers guidance suggested by international agencies, national governmental and non-governmental regulatory bodies, such as the World Health Organization, the Financial Services Authority in the UK, the Monetary Authority of Singapore or the Financial Industry Regulatory Authority (or its predecessors) in the USA. UBS Investment Bank’s global Business Continuity Management teams include full-time dedicated professionals covering all of our global and regional business activities. Under this program, all business areas establish, test and maintain tailored business continuity plans. These plans include consideration for communication, critical processes, personnel, technology, functions, and associated recovery times. The plans are tested throughout the year to certify that business functions are recoverable. Our Business Continuity Program is subject to review by regulatory authorities. UBS Investment Bank continually assesses and updates our Business Continuity Plans. However, no contingency plan can eliminate all risk of service disruption. Our ability to resume critical functions is also dependent upon the Business Continuity Plans established by third parties, including exchanges, vendors and utilities. Because we constantly upgrade our ability to recover, our Business Continuity Plan is subject to modification without notification. UBS Investment Bank is a business group of UBS AG